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                                                                    EXHIBIT 10.3



                       ADDENDUM "A" TO LICENSE AGREEMENT
                                 (License Fee)

         This Addendum "A" to License Agreement (the "Addendum A") is entered into on this 15th day of March, 1997, by and among Charles Brister, an individual ("Licensor"), Brister's Thunder Karts, Inc., a Louisiana corporation ("Brister's") and Karts International Incorporated, a Nevada corporation ("Licensee").

                              W I T N E S S E T H

         WHEREAS, Brister's is a wholly owned subsidiary of Licensee;

         WHEREAS, Licensor and Brister's entered into that certain License Agreement effective March 15, 1996 (the "License Agreement");

         WHEREAS, the License Agreement granted to Brister's a license to utilize United States Patent Number 5,477,940, issued December 26, 1995, for "Acceleration Pedal Override Apparatus for Self-Propelled Motorized Cart with Aligned Brake and Accelerator Pushrod Type Operator Pedals" (the "Pedal Override Apparatus");

         WHEREAS, Brister's desires to assign its rights under the License Agreement to Licensee and Licensee agrees to accept such assignment;

         WHEREAS, Licensor and Licensee desire to modify the License Agreement to set forth the fee which Licensee will pay to Licensor specifically for the extension of the license relating to the Pedal Override Apparatus; and

         WHEREAS, unless otherwise defined, all defined terms contained herein shall have the same meanings assigned to them in the License Agreement.

         NOW THEREFORE, in consideration of the sum of ten dollars ($10.00) and other good and valuable consideration, the receipt of which is hereby irrevocably acknowledged, the parties hereto hereby agree as follows:

         1. Assignment. Brister's assigns to Licensee all of its right, title and interest under the License Agreement and Licensee accepts all of Brister's right, title and interest under the License Agreement. Licensor hereby consents to such assignment.

         2. License. Without in any other way modifying the other terms and conditions of the License Agreement, except as set forth herein, Licensee, and any of its affiliates or subsidiaries are granted, during the term of this Addendum A, an exclusive license to the Pedal Override Apparatus.

         3. Term. The term of this Addendum A shall be for a period of three years commencing on the Effective Date.


ADDENDUM "A" TO LICENSE AGREEMENT - Page 1
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         4.      License Fee.  Solely with regard to the licensing of the Pedal
Override Apparatus as set forth in Section 1 hereof, Licensee, simultaneously with the execution of this Addendum A, hereby agrees to pay to Licensor for exclusive use of the Pedal Override Apparatus, during the term of this Addendum A, an initial license fee of $10,000.

         5. Royalty. No royalty payment is due Licensor for use of the Pedal Override Apparatus pursuant to this Agreement.

         6. Miscellaneous. The parties hereto acknowledge and incorporate herein by reference those provisions in Section 7 of the License Agreement.

         IN WITNESS WHEREOF, the parties have caused this Addendum to be effective as of March 15, 1997 (the "Effective Date").


CHARLES BRISTER                                 BRISTER'S THUNDER KARTS, INC.


Charles Brister                                 By: /s/ V. LYNN GRAYBILL
-------------------------                          ----------------------------
                                                   V. Lynn Graybill, President


                                                KARTS INTERNATIONAL
                                                INCORPORATED


                                                By: /s/ V. LYNN GRAYBILL
                                                   ----------------------------
                                                   V. Lynn Graybill, President





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